                                                  Rule 424(b)(3)
                                                  File No. 333-58723

Pricing Supplement No. 19                         Dated: April 19, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes - Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $21,375,000            Issue Price: 100.00%

Original Issue Date: April 21, 1999      Stated Maturity Date: April 22, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [] Commercial Paper Rate [] LIBOR [] Treasury Rate
           [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 22st day of April and October, beginning October 22, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

Initial Interest Rate: 5.76%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A               Minimum Interest Rate: N/A

Spread (+/-): N/A                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .136%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 19
                       UNDER MTN-SERIES I PROGRAM: $1,382,000,000.00
                   b)  CUSIP #42333HLD2

Agent: JP Morgan Securities
       60 Wall St.
       New York, New York 10260

                                                  Rule 424(b)(3)
                                                  File No. 333-58723

Pricing Supplement No. 20                         Dated: April 19, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series I

(Registered Notes-Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $5,000,000             Issue Price: 100.00%

Original Issue Date: April 21, 1999      Stated Maturity Date: April 21, 2004

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
           [ ] Federal Funds Rate [ ] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 21st day of April and October, beginning October 22, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A

Initial Interest Rate: 6.03%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A               Minimum Interest Rate: N/A

Spread (+/-): N/A                        Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .213%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 20
                       UNDER MTN-SERIES I PROGRAM: $1,403,375,000.00
                   b)  CUSIP #42333HLE0

Agent: ABN AMRO Incorporated
       1325 Avenue of the Americas
       10/th/ Floor
       New York, New York 10019